Exhibit 99.1
Weatherford Announces Proposed Redomestication from Bermuda to Switzerland
HOUSTON, December 10, 2008—Weatherford International Ltd. (NYSE: WFT) today announced that its board of directors has unanimously approved moving the place of incorporation of the company from Bermuda to Switzerland. Weatherford’s shareholders will be asked to vote in favor of the proposal at a special shareholders’ meeting. If approved by Weatherford’s shareholders, and subject to the approval of the Supreme Court of Bermuda, Weatherford expects the change of the place of incorporation to occur in early 2009.
In connection with the change of the place of incorporation, Weatherford plans to relocate its principal executive offices to Switzerland.
After the completion of the proposed change of place of incorporation, Weatherford will continue to conduct the same business operations as before the change of place of incorporation. The company expects the shares of the Swiss corporation to continue to be listed on the New York Stock Exchange under the symbol “WFT.” After completion of the re-incorporation, Weatherford will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the New York Stock Exchange, and will continue to report financial results in U.S. dollars and under U.S. generally accepted accounting principles.
Full details of the proposal, and the associated benefits and risks, will be provided in a proxy statement filed today with the SEC.
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs more than 46,700 people worldwide.
In connection with the proposed transaction described above, Weatherford will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, 515 Post Oak Blvd., Houston, Texas 77027 or (713) 693-4000.
Weatherford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed transaction. Information about these persons is set forth in Weatherford’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on April 28, 2008.

Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Weatherford’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, which will be filed with the SEC.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.
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Contact:	Andrew P. Becnel,	+1 (713) 693-4136
Chief Financial Officer